Exhibit 99.1

ImmuCell

ImmuCell Announces Strong Preliminary, Unaudited Sales Results for Second Quarter of 2021

For Immediate Release

PORTLAND, Maine – July 7, 2021 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle, today announced preliminary, unaudited sales results for the second quarter ended June 30, 2021.

“We expect to report a 53%, or $1.6 million, increase in total product sales to approximately $4.5 million during the quarter ended June 30, 2021, versus the same period of the prior year,” commented Michael F. Brigham, President and CEO of ImmuCell. “This level of quarterly sales is a near record for us, second only to the $4.9 million we recorded during the seasonally-high first quarter of 2020. We expect to report a 10%, or $773,000, increase in total product sales to approximately $8.6 million during the six-month period ended June 30, 2021, versus the same period of the prior year.”

As indicated by these sales results, the Company has largely completed the critical objectives of its $3.5 million investment (that was initiated about 18 months ago) to increase its First Defense® production capacity from approximately $16.5 million to approximately $23 million in terms of annual sales value. These capacity estimates are subject to biological yield variance, product format mix, selling price and other factors. The Company anticipates initiating the qualification and implementation of the final two pieces of equipment required to fully complete this project during the beginning of the third quarter. The Company also anticipates initiating an additional investment of approximately $800,000 during the third quarter of this year to increase its First Defense® production capacity further to approximately $30 million or more per year by the third quarter of 2022.

“The backlog of orders increased from approximately $1.8 million as of December 31, 2020 to approximately $3.1 million as of March 31, 2021,” Mr. Brigham added. “As a result of our expanding production capacity, we expect to report that we shipped 11%, or $435,000, more product during the second quarter of 2021 than during the first quarter of this year and that we reduced the backlog to approximately $1.9 million as of June 30, 2021.”

“We expect to significantly reduce or eliminate the backlog of orders during the third quarter and achieve our publicly stated goal of delivering sales growth during the year ending December 31, 2021 (versus the prior year), overcoming the drop in sales we reported during the first quarter of this year,” Mr. Brigham concluded. “As we emerge from an extended period of time on backlog, we anticipate higher than normal sales fluctuations quarter to quarter as distributors adjust orders that may have become dated, re-stock their inventory levels and prepare for peak season sales going into the first quarter of 2022.”

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Conference Call:
Beginning with the first quarter of 2020, the Company has been providing a preliminary look at the top line results soon after the close of the quarter. The Company expects to provide this prompt, preliminary report on product sales until further notice going forward. The Company will host a conference call on Friday, August 13, 2021 to discuss the full financial results for the quarter ended June 30, 2021. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available for seven days at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing confirmation #10158172. Investors are encouraged to review the Company’s updated Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company.

About ImmuCell:
ImmuCell Corporation's (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain™, a novel treatment for subclinical mastitis in dairy cows without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; the extent, nature and duration of the COVID-19 pandemic and its consequences, and their direct and indirect impacts on the Company’s production activities, operating results and financial condition and on the customers and markets the Company serves; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis and producers’ level of interest in treating subclinical mastitis given the current economic and market conditions; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the impacts of backlogs on customer relationships; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield, which are highly subject to biological variability and the product format mix of our sales; the future adequacy of our working capital and the availability and cost of third-party financing; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Nisin Drug Substance; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; the value of our net deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; anticipated market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs or excess inventory buildup), our reliance upon third parties for financial support, products and services, our small size and dependence on key personnel, changes in laws and regulations, decision making and delays by regulatory authorities, a recurrence of inflation, currency values and fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

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